Altus Power Announces CEO Transition

The Board of Directors has Accepted the Resignation of Lars Norell as co-CEO and Appointed Gregg Felton as sole Chief Executive Officer

STAMFORD, CT. (April 29, 2024) — Altus Power, Inc. (NYSE:AMPS) (“Altus Power” or the “Company”) announced today that the Board of Directors has accepted the resignation of Lars Norell as a co-CEO and as a director of the Company, effective April 26, 2024, and has appointed Gregg Felton as sole Chief Executive Officer of the Company. Mr. Felton will assume all of the duties formerly performed by Mr. Norell.

Christine Detrick, Chairperson of Altus Power, said, “The Board has confidence that Gregg will move Altus Power forward with positive momentum and drive long-term shareholder value creation. We express our thanks to Lars for his years of service to the Company.”
Robert Bernard, CBRE’s Chief Sustainability Officer, and an Altus Power Director, stated, “Our partnership with Altus Power provides a unique solution that helps CBRE clients reduce their carbon footprints. Gregg has been integral to our partnership and I look forward to continuing to work with him as he leads Altus forward.”
Robert Horn, Global Head of Infrastructure and Asset-Based Credit at Blackstone, added, "We continue to be excited about partnering with Altus Power by providing the Company with large scale and efficient financing. We have a high degree of confidence in Gregg and his ability to lead and add value for the Company."

Lars Norell stated, “It’s been an incredible journey since the founding of Altus Power 15 years ago and the Company’s vision to deliver clean power to its customers is as relevant today as it was when we started. It's been a privilege collaborating with Gregg to assemble this team; his exceptional talent and drive position him perfectly to continue to grow the Company. My experience at Altus Power has been invaluable.”

Gregg Felton commented, “I want to thank Lars for his long-term vision, years of dedication, and close partnership in creating this company of amazing, passionate individuals who have worked together to build the largest commercial-scale solar company in the country. I am honored to lead the Company forward, and the team and I remain very optimistic about the future of Altus Power.”

The Company is reaffirming our full year guidance for 2024, which it announced on March 14, 2024 and will discuss its outlook and strategy at its first Investor Day on May 14, 2024.

About Altus Power, Inc.
Altus Power, based in Stamford, Connecticut, is the largest commercial-scale provider of clean electric power serving commercial, industrial, public sector and Community Solar customers with end-to-end solutions. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.

Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "aims", "may," “could,” "will,"

"should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies, including the reaffirmation of 2024 full year guidance. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of Altus Power to successfully integrate into its business and recognize the anticipated benefits of recently completed business combinations and related transactions and generate profit from their operations; (2) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (3) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; (4) changes in applicable laws or regulations ; and (5) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 14, 2024, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise, except as required by applicable law. This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

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